SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 15, 2012


                              ALVERON ENERGY CORP.
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                 (Name of Small Business Issuer in its charter)


          Delaware                 000-50493                   98-0412431
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  (State of incorporation)    (Commission File No.)      (IRS Employer
                                                          Identification No.)

                           100 - 224 11th Avenue S.W.
                                Calgary, Alberta
                                 Canada T2R 0C3
                        --------------------------------
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:     (403) 233-9239


                                       N/A
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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01. Entry into a Material Definitive Agreement.

     On May 14, 2012, the Company entered into an agreement to acquire the SafeBrain System from Rod Newlove.

     Pursuant to the agreement the Company:

     o    paid Newlove $450,000 on May 15, 2012;

     o    will pay $150,000 to Newlove no later than May 31, 2012; and

     o    will pay $300,000 to Newlove no later than June 14, 2012.

     Following the payment due on May 31, 2012, Newlove will transfer all rights to the SafeBrain System to the Company.

     The SafeBrain System works in two ways:

     o The Cranium Impact Analyzer Sensor (the "C.I.A.") is mounted on the helmet of an athlete;

     o The SafeBrain software allows in-depth analysis of any impact event and can be customized for the notification and data logging settings for each athlete.

     The C.I.A. sensor was designed to ensure compatibility with a wide range of athletic helmets. The sensor is approximately the size of a quarter and weighs less than 8 grams. Even at this small size, the C.I.A. patented sensor contains a 3-axis accelerometer, based on a 16-bit microprocessor. The C.I.A. sensor contains a data-logger and real-time clock to provide time-stamped force-readings when used with the SafeBrain software.

     Placed on the helmet, the small CIA sensor accurately measures G-force on all 3 -axis. An LED indicator light flashes to alert the monitor, coaching staff or an individual when an impact has occurred that has the potential to cause a concussion which requires proper assessment and perhaps medical attention.

     The Company plans to market the SafeBrain System to non-professional athletes who participate in sports that require helmets such as hockey, football, biking, motor-cross, skiing and snowboarding.

     On May 15, 2012, the Company entered into a Consulting Agreement with a company controlled by Mr. Newlove. The agreement provides that the Company will pay the consultant $10,000 per month for supervising the manufacturing of, and developing improvements for, the SafeBrain System. In addition, during each twelve-month period during the term of this agreement, the Company will provide supplies and materials to the Consultant, at a cost not to exceed $5,000 during the twelve-month period, to be used by the Consultant in performing the consulting services.

     The Consulting Agreement will expire on June 30, 2017.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 17, 2012                     ALVERON ENERGY CORP.


                                       By: /s/ Michael Scott
                                           ----------------------------------
                                           Michael Scott, Chief Executive
                                           Officer

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